UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

Sundance Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO 80265	(303) 543-5700
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2020, Sundance Energy Inc. (the “Company”), received a notification (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to file its Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”), the Company no longer complies with Nasdaq’s continued listing requirements as set forth in Nasdaq Listing Rule 5250(c)(1).

As previously disclosed, on March 16, 2020 the Company filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) indicating that the filing of the Annual Report would be delayed in order for the Company to have additional time to ensure the accuracy of its 2019 financial information, and to complete the required discussion and analysis of the Company’s business, due to the existing economic environment, including circumstances related to the novel coronavirus (“COVID-19”) global outbreak. Subsequently, the unprecedented spread of COVID-19 and related federal, state and local restrictions caused the closure of the Company’s principal offices, and limited access to the Company’s facilities and books and records, resulting in limited support from and access to key personnel and professional advisors, as well as communications and similar delays among such persons. As a result, the Company was unable to file the Annual Report by the filing deadline, as extended by Rule 12b-25 and, as previously disclosed, the Company was not eligible for the relief provided for by SEC Release No. 34-88318, which grants an exemption to certain companies that are unable to meeting filing deadlines due to circumstances related to COVID-19.

In the Notice, Nasdaq indicated that the Company has 60 calendar days, or until June 12, 2020, to submit a plan to regain compliance with Nasdaq’s continued listing requirements and, if Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the filing due date (as extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934), or September 28, 2020, to regain compliance. The Company can also regain compliance with Nasdaq’s continued listing requirements at any time before September 28, 2020, by filing the Form 10-K with the Securities and Exchange Commission, as well as any subsequent periodic financial reports that may become due.

The Company’s management is working diligently to complete the Form 10-K and intends to file it as soon as practicable.

Item 7.01 Regulation FD Disclosure.

On April 17, 2020, the Company issued a press release regarding the matters described in Item 3.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release of Sundance Energy Inc., dated April 17, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2020

SUNDANCE ENERGY INC.

By:	/s/ Cathy L. Anderson
Name:	Cathy L. Anderson
Title:	Chief Financial Officer